UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2019

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

 Preferred Stock Purchase Agreement

On September 11, 2019 (the “Commitment Date”), Benefit Street Partners Realty Trust, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Investor committed to purchase $5,000,000 of shares (the aggregate shares to be purchased, the “Shares”) of the Company’s new Series C convertible preferred stock, $0.01 par value (the “Preferred Stock”), in one or more closings (each, a “Closing,” and collectively, the “Closings”). The timing of any Closing, and the amount of Shares to be sold at such Closing, will be determined by the Company in its sole discretion, subject to certain limitations.

The Purchase Agreement provides that the purchase price for the Shares shall be equal to $5,000 per share plus accrued dividends, which is the initial liquidation preference per share of the Preferred Stock as set forth in the articles supplementary for the Preferred Stock (the “Articles Supplementary”). The terms of the Purchase Agreement are similar to those of previous agreements pursuant to which the Company has sold shares of its Series A Convertible preferred stock, $0.01 par value (the “Series A Preferred Stock”).

The Investor has agreed with the Company’s external manager, Benefit Street Partners L.L.C. (the “Advisor”) not to sell or otherwise transfer any Common Stock received upon the conversion of the Shares in connection with a Liquidity Event (as defined below), without the consent of the Advisor, prior to one year after such Liquidity Event, subject to certain exceptions.

This offering is not registered under the Securities Act of 1933, as amended (the “Securities Act”) and is being made pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company intends to use the net proceeds from the Closings to originate and acquire additional commercial real estate debt investments for the Company and for working capital and other general corporate purposes of the Company.

Terms of the Series C Convertible Preferred Stock

As set forth in the Articles Supplementary, the shares of Preferred Stock rank senior to shares of the Common Stock, and on parity with shares of the Series A Preferred Stock, with respect to rights to receive dividends and to participate in distributions or payments upon any voluntary or involuntary liquidation, dissolution or winding up of the Company. Dividends payable on each share of Preferred Stock will be equal to the greater of (i) an amount equal to $16.666 per share and (ii) the monthly dividend that would have been paid had such share of Preferred Stock been converted to a share of Common Stock, subject to proration in the event that such share of Preferred Stock was not outstanding for the full month.

On the one-year anniversary of a Liquidity Event (defined as (i) the listing of the Common Stock on a national securities exchange or quotation on an electronic inter-dealer quotation system; (ii) a merger or business combination involving the Company pursuant to which outstanding shares Common Stock are exchanged for securities of another company which are listed on a national securities exchange or quoted on an electronic inter-dealer quotation system; or (iii) any other transaction or series of transaction that results in all shares of Common Stock being transferred or exchange for cash or securities which are listed on a national securities exchange or quoted on an electronic inter-dealer quotation system), each outstanding share of Preferred Stock shall convert (the “Mandatory Conversion”) into 299.2 shares of Common Stock, subject to anti-dilution adjustments (the “Conversion Rate”). From and after a Liquidity Event, the Company has the right to accelerate the Mandatory Conversion to a date no earlier than six months after the Liquidity Event, upon at least ten days prior notice to the holders of the Preferred Stock. If there has not been a Liquidity Event within six years from the initial issuance of the Preferred Stock, each holder of Preferred Stock shall have the right to convert all, but not less than all, of the Preferred Stock held by such holder into Common Stock at the Conversion Rate. Each holder also has the option to convert its shares of Preferred Stock into Common Stock upon a Change in Control (as defined in the Articles Supplementary) of the Company. In addition, neither the Company nor a holder of shares of Preferred Stock may redeem shares of the Preferred Stock until six years from the initial issuance of the Preferred Stock, except in cases of a Change in Control (as defined in the Articles Supplementary).

Holders of the Preferred Stock are entitled to vote on each matter submitted to a vote of the stockholders of the Company upon which the holders of Common Stock are entitled to vote, upon which the holders of the Preferred Stock and holders of the Common Stock shall vote together as a single class. The number of votes applicable to a share of Preferred Stock will be equal to the number of shares of Common Stock a share of Preferred Stock could have been converted into as of the record date set for purposes of such stockholder vote (rounded down to the nearest whole number of shares of Common Stock). In addition, the affirmative vote of the holders of two-thirds of the outstanding shares of Preferred Stock and any other outstanding series of the Company’s preferred stock (other than the Series A Preferred Stock) is required to approve the issuance of any equity securities senior to the Preferred Stock and to take certain actions materially adverse to the holders of the Preferred Stock.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the form of Articles Supplementary which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The final version of the Articles Supplementary will be filed with the Maryland State Department of Assessments and Taxation prior to the first Closing.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth above under Item 3.02 is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description

10.1	Form of Articles Supplementary for Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: September 13, 2019